UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2023

MAPTELLIGENT, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-218746	88-0203182
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2831 St. Rose Parkway, Suite # 297

Henderson, NV 89052

(Address of principal executive offices) (zip code)

561-926-3083

(Registrant’s telephone number, including area code)

Copies to:

Joseph Cosio-Barron

2831 St. Rose Parkway,

Suite # 297

Henderson, NV 89052

415-990-8141

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, Maptelligent, Inc. (“the Company”) entered into agreements creating convertible promissory notes with an accredited investor, GPL Ventures, LLC (“GPL”) on September 9, 2017, January 5, 2018, November 23, 2020, February 12, 2021, and March 29, 2021 (together referred to collectively as “GPL Notes”). The GPL Notes were for various different financial amounts.

On June 12, 2023, the Company was notified by GPL that it hereby surrenders the above referenced unconverted GPL Notes in their entirety along with any other unconverted convertible notes which GPL holds in the Company. The GPL Notes are surrendered due to a judgment entered into against GPL and its related parties on May 2, 2023 in case captioned SEC v. GPL Ventures et al., 21 Civ. 6814 (S.D.N.Y.). The judgment requires GPL to surrender to the respective issuers all unconverted convertible notes in their entirety associated with certain issuers identified in an appendix to the judgment.

Upon the surrender of the GPL Notes, such Notes are canceled on the books and records of the Company.

Item 1.01 of this Current Report on Form 8-K contains only a brief description of the material terms of the GPL Notes and judgement entered into against GPL, as well as any other agreements between parties, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of the GPL Notes, the forms of which are attached as Exhibits 4.1, 4.2, 4.3 4.4, and 4.5 respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
4.1	Convertible Note between Maptelligent, Inc. and GPL Ventures, LLC dated September 9, 2017
4.2	Convertible Note between Maptelligent, Inc. and GPL Ventures, LLC dated January 5, 2018
4.3	Convertible Note between Maptelligent, Inc. and GPL Ventures, LLC dated November 23, 2020
4.4	Convertible Note between Maptelligent, Inc. and GPL Ventures, LLC dated February 12, 2021
4.5	Convertible Note between Maptelligent, Inc. and GPL Ventures, LLC dated March 29, 2021
4.6	Notice of Surrender of Unconverted Convertible Notes dated June 12, 2023

_______

* Filed herewith

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Maptelligent Inc.

Date: June 16, 2023	By:	/s/ Joseph Cosio-Barron
	Name:	Joseph Cosio-Barron
	Title:	Chief Executive Officer

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